Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(16,820,939)
Unrealized Gain (Loss) on Market Value of Futures	2,111,110
Dividend Income	36
Interest Income	10,718
ETF Transaction Fees	2,100
Total Income (Loss)	$(14,696,975)

Expenses
General Partner Management Fees	$49,274
Professional Fees	13,022
Brokerage Commissions	13,090
Non-interested Directors' Fees and Expenses	483
Prepaid Insurance Expense	272
Total Expenses	76,141
Expense Waiver	(20,961)
Net Expenses	$55,180
Net Income (Loss)	$(14,752,155)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/15	$83,006,475
Additions (1,150,000 Shares)	14,237,790
Net Income (Loss)	(14,752,155)

Net Asset Value End of Month	$82,492,110
Net Asset Value Per Share (6,750,000 Shares)	$12.22

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612